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                                                                   EXHIBIT 4.4



                           VOID AFTER         , 2003
           REDEEMABLE WARRANT CERTIFICATE TO PURCHASE COMMON STOCK OF

NUMBER                                                             WARRANTS

 TRW

                             TAM RESTAURANTS, INC.

                                                               CUSIP 874835 11 9
THIS IS TO CERTIFY THAT,





or registered assigns, is the owner of the number of warrants set forth above. Each Warrant (subject to adjustments as hereinafter referred to) entitles the owner hereof to purchase at any time commencing _____ __, 1999 (or such earlier date as to which Paragon Capital Corporation shall consent) (the "Exercise Date") until 5:00 p.m., Eastern Time on _____, 2003 one fully paid and non-assessable share of common stock (the "Common Stock") of TAM Restaurants, Inc., a Delaware corporation (the "Company") (such shares of Common Stock being hereinafter referred to as the "Shares" or a "Share"), upon payment of the warrant price (as hereinafter described), provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of Shares purchasable upon the exercise of this Warrant may be increased or reduced and the warrant price may be adjusted. Subject to adjustment as aforesaid, the warrant price per Share (hereinafter called the "Warrant Price") shall be $6.00 per Share if exercised on or before 5:00 p.m., Eastern Time on _____, 2003. As provided in said Warrant Agreement, the Warrant Price is payable upon the exercise of the Warrant, either in cash or by certified check or bank draft to the order of the Company.

     Under certain conditions set forth in the Warrant Agreement, this Warrant may be called for redemption on or after the Exercise Date at a redemption price of $0.10 per Warrant upon 30 days' written notice.

     Upon the exercise of this Warrant, the form of election to purchase on the reverse hereof must be properly completed and executed. In the event that this Warrant is exercised in respect to less than all of such Shares, a new Warrant for the remaining number of Shares will be issued on such surrender.

     This Warrant is issued under and the rights represented hereby are subject to the terms and provisions contained in a Warrant Agreement dated as of __________, 1998, by and among the Company, Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") and Paragon Capital Corporation, all the terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of said Warrant Agreement are on file at the office of the Warrant Agent.

     The Company shall not be required upon the exercise of this Warrant to issue fractions of Shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

     This Warrant is transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new Warrant, or new Warrants of different denominations, of this tenor and representing in the aggregate the right to purchase a like number of Shares will be issued to the transferee in exchange for this Warrant.

     This Warrant, when surrendered at the office of the Warrant Agent (or its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares equal to the number of such Warrants.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other securities purchasable upon the exercise of the Warrants are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

     The holder of this Warrant shall not be entitled to any of the rights of a shareholder of the Company prior to the exercise hereof.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     WITNESS the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

Dated:

                             TAM RESTAURANTS, INC.

                                   CORPORATE

                                      SEAL
                                      1996

                                    DELAWARE

        PRESIDENT                                       SECRETARY

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                        (JERSEY CITY, N.J.)
                                                                AS WARRANT AGENT


BY:

                                                              AUTHORIZED OFFICER

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                             TAM RESTAURANTS, INC.
                              ELECTION TO PURCHASE
               To be executed by the Registered Holder in order to
                             exercise the Warrant.

     The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant(s) for and to purchase thereunder, _______________________________ shares of Common Stock provided for therein and tenders herewith payment of the purchase price in full to the order of the Corporation and requests that certificates for such shares be issued in the name of and delivered to:

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
 _______________________________________
|                                       |
|                                       |
|_______________________________________|

________________________________________________________________________________
                        (Please print name and address)


________________________________________________________________________________
If such number of shares shall not be all the shares purchasable thereunder, a new Warrant Certificate for the balance remaining of the shares purchasable under the within Warrant shall be registered in the name of and delivered to:

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
 _______________________________________
|                                       |
|                                       |
|_______________________________________|

________________________________________________________________________________
                        (Please print name and address)

________________________________________________________________________________
The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Paragon Capital Corporation.

Dated: ____________________________

___________________________________     ________________________________________
Signature                               Print Name

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)

Signature Guaranteed:*

                               ASSIGNMENT
                To be executed by the Registered Holder in order
                             to transfer the Warrant

     FOR VALUE RECEIVED, __________________________________________ hereby sells, assigns and transfers unto ______________________________________________



                                         PLEASE INSERT SOCIAL SECURITY OR OTHER
                                             IDENTIFYING NUMBER OF ASSIGNEE
                                        ---------------------------------------


                                        ---------------------------------------

Name: _________________________________________________________________________
                  (Please typewrite or print in block letters)

Address: ______________________________________________________________________
(________) Warrants represented by this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________________________________________________
____________________________________, ttorney to transfer said Warrant on the books of the within named Company, with ull power of substitution in the premises.

Dated: _______________________________   X _____________________________________

______________________________________     Signature Guaranteed*
            Print name

______________________________________    ______________________________________
           Print address                  Notice: The signature to the
                                          foregoing assignment must correspond
                                          to the name as written upon the face
                                          of this Warrant Certificate in every
                                          particular, without alteration or
                                          enlargement, or any change whatsoever
                                          and must be guaranteed by an Eligible
                                          Institution (as defined in Rule
                                          17Ad-15 under the Securities Exchange
                                          Act of 1934) which may include a
                                          commercial bank or trust company,
                                          savings association, credit union or
                                          a member firm of the American Stock
                                          Exchange, New York Stock Exchange,
                                          Pacific Stock Exchange or Midwest
                                          Stock Exchange.

*In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by a commercial bank, trust company or an NASD member firm.